Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-18602, 33-25860, 33-33344, 33-38220, 33-51129, 33-01459, 333-56577, 333-09867, 333-34543, 333-38163, 333-40675, 333-40677, 333-59503, 333-62987, 333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796, 333-45540, 333-48080, 333-49788, 333-52314, 333-56358, 333-59466, 333-61120, 333-62034, 333-68140, 333-73218, 333-98097, 333-100189, 333-101332, 333-101323, 333-108639, 333-109303, 333-111968, 333-114550, 333-122586, 333-127063, 333-128324, 333-128325, 333-131507, 333-138593, 333-147268 and 333-150787; and Form S-3 Nos. 333-81101 and 333-142795) of Sun Microsystems, Inc. of our reports dated August 26, 2008, with respect to the consolidated financial statements of Sun Microsystems, Inc., and the effectiveness of internal control over financial reporting of Sun Microsystems, Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2008.

/s/    Ernst & Young LLP

San Jose, California

August 26, 2008